CPI Aerostructures, Inc. 8-K/A

 Exhibit 99.1

Welding Metallurgy, Inc. and Subsidiary

Consolidated Financial Statements

With

Independent Auditors’ Report

For the Year Ended December 31, 2017

WELDING METALLURGY, INC. AND SUBSIDIARY
DECEMBER 31, 2017

INDEPENDENT AUDITOR’S REPORT

To the Stockholder of Welding Metallurgy, Inc.

We have audited the accompanying consolidated financial statements of Welding Metallurgy, Inc. and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of operations and accumulated deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Welding Metallurgy, Inc. and Subsidiary as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has significant losses, negative cash flows from operations and is dependent on financing from its parent company, and the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Saddle Brook, New Jersey

December 4, 2018

WELDING METALLURGY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

ASSETS
Current Assets
Cash	$138,000
Accounts Receivable, Net of Allowance for Doubtful Accounts of $66,000	2,217,000
Inventory	7,573,000
Prepaid expenses and Other Current Assets	118,000
Total Current Assets	10,046,000

Property and Equipment, net	878,000
Due from Affiliates	4,707,000
Deposits and Other Assets	367,000

TOTAL ASSETS	$15,998,000

LIABILITIES AND STOCKHOLDER’S DEFICIENCY
Current Liabilities
Accounts Payable and Accrued Expenses	$2,244,000
Capitalized Lease Obligations	11,000
Deferred Revenue	521,000
Due to Parent	21,389,000
Total Current Liabilities	24,165,000

Long Term Liabilities
Deferred Rent	125,000
TOTAL LIABILITIES	24,290,000

COMMITMENT AND CONTINGENCIES

Stockholder’s Deficiency
Capital Stock (no par value, 200 shares authorized, 100 shares issued and outstanding)	—
Additional Paid in Capital	1,772,000
Accumulated Deficit	(10,064,000)
TOTAL STOCKHOLDER’S DEFICIENCY	(8,292,000)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIENCY	$15,998,000

See Accompanying Notes to Consolidated Financial Statements

WELDING METALLURGY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2017

Net Sales	$13,129,000

Cost of Sales	12,568,000

Gross Profit	561,000

Operating Expenses	2,518,000

Operating Loss before Parent Company Expense
Allocation and Impairment Charges	(1,957,000)

Corporate Expense Allocation From Parent	(1,706,000)

Impairment Charges
Impairment of Goodwill	(3,416,000)
Impairment of Intangible Assets	(1,085,000)
Total Impairment Charges	(4,501,000)

Loss from Operations	(8,164,000)

Interest and Financing Costs	(643,000)

Other Income (expenses)	3,000

Loss before Provision for Income Taxes	(8,804,000)

Provision for Income Taxes	—

Net Loss	(8,804,000)

Accumulated Deficit – beginning of year	(1,260,000)

Accumulated Deficit – end of year	$(10,064,000)

See Accompanying Notes to Consolidated Financial Statements

WELDING METALLURGY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(8,804,000)
Adjustments to reconcile net loss to net
cash used in operating activities
Depreciation and amortization of property and equipment	173,000
Amortization of intangible assets	198,000
Bad debt recovery	(287,000)
Loss on impairment of goodwill	3,416,000
Loss on impairment of intangible assets	1,085,000
Changes in Assets and Liabilities
(Increase) Decrease in Operating Assets:
Accounts receivable	46,000
Inventory	(266,000)
Prepaid expenses and other current assets	(8,000)
Deposits and other assets	(211,000)
Net increase in Due from Affiliates	(2,133,000)
Increase in Operating Liabilities:
Accounts payable and accrued expense	127,000
Deferred rent	55,000
Deferred revenue	521,000
Net increase in Due to Parent	1,746,000
NET CASH USED IN OPERATING ACTIVITIES	(4,342,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(29,000)
NET CASH USED IN INVESTING ACTIVITIES	(29,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds advanced from Parent	4,303,000
Repayments of capital lease obligations	(13,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,290,000

NET DECREASE IN CASH	(81,000)
CASH AT BEGINNING OF YEAR	219,000
CASH AT END OF YEAR	$138,000

Supplemental cash flow information:
Cash paid during the year for interest	$422,000
Non-cash financing activity - transfer of PNC bank debt to Parent	$3,789,000

See Accompanying Notes to Consolidated Financial Statements

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1. ORGANIZATION

Organization

Welding Metallurgy, Inc. (“WMI” or the “Company”) was incorporated on February 9, 1979, under the laws of the state of New York. WMI is a wholly-owned subsidiary of Air Industries Group (the “Parent”), a publicly traded company.

The accompanying 2017 consolidated financial statements of WMI include the accounts and full year operations of WMI and its wholly-owned subsidiary Compac Development Corporation (“Compac”), as well as its previous wholly- owned subsidiaries Miller Stuart, Inc. (“Miller Stuart”) and Woodbine Products, Inc., (“Woodbine”) (all together referred to as the “Company”). Miller Stuart, Inc. and Woodbine Products, Inc., were merged into WMI on May 16, 2017 and November 7, 2017, respectively, and now are operated as divisions of WMI.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity

The Company is a specialty welding and products provider whose significant customers include the world’s largest aircraft manufacturers, subcontractors, and original equipment manufacturers. Miller Stuart is a manufacturer of aerospace components whose customers include major aircraft manufacturers and the US Military. Miller Stuart specializes in electromechanical systems, harness and cable assemblies, electronic equipment and printed circuit boards. Woodbine is a manufacturer of aerospace components whose customers include major aircraft component suppliers. Compac specializes in the manufacture of RFI/EMI (Radio Frequency Interference Electro-Magnetic Interference) shielded enclosures for electronic components. The Company’s customers consist mainly of publicly traded companies in the aerospace industry.

Going Concern

The Company incurred a net loss from operations and a net loss of $8,164,000 and $8,804,000, respectively, and had negative cash flows from operations of $4,342,000 for the year ended December 31, 2017. The Company has been dependent on financing from its Parent to maintain operations. The continuation of the Company’s business is dependent upon its ability to achieve profitability and positive cash flow and in lieu of that, the continued financial support of its Parent. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Principles of Consolidation and Presentation

The accompanying consolidated financial statements include accounts of the Company and its wholly-owned subsidiary Compac and its previously wholly-owned subsidiaries, Miller Stuart and Woodbine that have been merged into WMI. Significant intercompany accounts and transactions have been eliminated in consolidation. All amounts in the accompanying consolidated financial statements and notes thereto have been rounded to the nearest thousand, unless shown otherwise.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the allowance for doubtful accounts, useful lives of property and equipment, provisions for inventory obsolescence, accrued expenses and whether to accrue for various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts. The Company provides for allowances for uncollectible receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible.

Inventory Valuation

The Company values inventory at the lower of cost on a first-in first-out basis or estimated net realizable value. Inventory costs are comprised of direct material, freight-in, direct labor and applicable manufacturing overhead.

The Company generally purchases raw materials and supplies uniquely suited to the production of larger more complex parts, such as landing gear, only when non-cancellable contracts for orders have been received for finished goods. It occasionally produces larger more complex products, such as landing gear, in excess of sales order quantities in anticipation of future sales order demand. Historically this excess has been used in fulfilling future sales orders. The Company purchases supplies and materials useful in a variety of products as deemed necessary even though sales orders have not been received. The Company periodically evaluates inventory items that are not secured by sales orders and establishes reserves for obsolescence accordingly. The Company also reserves for excess quantities, slow- moving goods, and for other impairments of value.

Property and Equipment

Property and equipment are carried at cost net of accumulated depreciation. Repair and maintenance charges are expensed as incurred. Property, equipment, and improvements are depreciated using the straight-line method over the lesser of useful life or estimated useful lives of the assets or the particular improvements. Expenditures for repairs and improvements that add to the productive capacity or extend the useful life of an asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings.

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. The Company accounts for the impairment of goodwill under the provisions of ASU 2011-08 (“ASU 2011- 08”), “Intangibles Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” ASU 2011-08 updated the guidance on the periodic testing of goodwill for impairment. The updated guidance gives companies the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The Company performs impairment testing for goodwill annually, or more frequently when indicators of impairment exist.

During 2017, the Company determined that goodwill of $3,416,000 was fully impaired and an impairment charge on goodwill was included in loss from operations for the year ended December 31, 2017.

Long-Lived Assets and Intangible Assets

Long-lived assets such as property and equipment and intangible assets subject to amortization to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the undiscounted future cash flows are found to be less than the carrying amount of the asset. If an impairment loss has occurred, a charge is recorded to reduce the carrying amount of the asset to fair value.

During 2017, the Company determined that intangible assets of $1,085,000 were fully impaired and an impairment charge on intangible assets was included in loss from operations for the year ended December 31, 2017.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Revenue Recognition

The Company recognizes revenue when products are shipped and/or the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

Payments received in advance from customers for products delivered are recorded as deferred revenue until earned, at which time revenue is recognized. The terms and conditions contained in our customer purchase orders often provide for liquidated damages in the event that a stop work order is issued prior to the final delivery.

The Company utilizes a returned merchandise authorization process for determining whether to accept returned products. Customer requests to return products are reviewed by the contracts department and if the request is approved, a credit is issued upon receipt of the product. Net sales represent gross sales less returns and allowances.

Credit and Concentration Risks

There were two customers that represented 60.2% of total sales for the year ended December 31, 2017. This is set forth in the table below.

Customer	Percentage of Sales
1	34.5
2	25.7

There were three customers that represented 70.6% of gross accounts receivable at December 31, 2017. This is set forth in the table below.

Customer	Percentage of Receivables
1	49.6
2	10.9
3	10.1

During the year, the Company had occasionally maintained balances in its bank accounts that were in excess of the FDIC limit. The Company has not experienced any losses on these accounts.

The Company has several key sole-source suppliers of various parts that are important for one or more of its products. These suppliers are its only source for such parts and, therefore, in the event any of them were to go out of business or be unable to provide parts for any reason, its business could be severely harmed.

Freight Out

Freight out is included in operating expenses and amounted to $297,000 for the year ended December 31, 2017.

Income Taxes

The Company and its Parent files a consolidated federal income tax return, which includes the operations of the Company, along with other subsidiaries of the Parent. The Company records its share of the consolidated federal income tax expense or benefit on a separate return basis. Under the separate-return method of allocation, a group member issuing separate financial statements determines current and deferred tax expense or benefit for the period by applying the requirements of ASC 740 as if the group member were required to file a separate tax return. The Company is also subject to New York State income taxes.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income Taxes - Continued

The Company bases its annual provision for income taxes on the pre-tax income or loss reflected in its consolidated statement of operations. The Company establishes deferred tax liabilities or assets for temporary differences between generally accepted accounting policies (“GAAP”) and tax reporting bases and later adjusts them to reflect changes in tax rates expected to be in effect when the temporary differences reverse. The Company records a valuation allowance as necessary to reduce a deferred tax asset to the amount that the Company believes is more likely than not to be realized. The Company assesses its uncertain income tax positions using a two-step process. First, the Company evaluates whether the tax position will more likely than not, based on its technical merits, be sustained upon examination, including resolution of any related appeals or litigation. For a tax position that does not meet this first criterion, the Company recognizes no tax benefit. For a tax position that does meet the first criterion, the Company recognizes a tax benefit in an amount equal to the largest amount of benefit that the Company believe has more than a 50% likelihood of being realized upon ultimate resolution. The Company records interest and penalties on uncertain tax positions as income tax expense.

The Company files federal and state income tax returns subject to statutes of limitations. The 2014 through 2017 tax years generally remain subject to examination by federal and state tax authorities.

Recently Issued Accounting Pronouncements

Revenue Recognition

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. (“ASU 2014-09”) supersedes existing revenue recognition guidance, including ASC 605-35, Revenue Recognition - Construction-Type and Production-Type Contracts, and outlines a single set of comprehensive principles for recognizing revenue under GAAP. Among other things, it requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time. The Company plans to adopt the New Revenue Standard on December 31, 2018, effective concurrent with the date its Parent will adopt the pronouncement.

The new guidance allows for two transition methods in application - (i) retrospective to each prior reporting period presented, or (ii) prospective with the cumulative effect of adoption recognized on December 31, 2018 (also known as the modified retrospective approach). The Company is still assessing which transition method to adopt. This guidance requires additional disclosures of the amount by which each financial statement line item affected in 2018 as compared to the guidance that was in effect before the change, and an explanation of the reasons for the significant changes.

The Company currently recognizes the majority of its revenues based on shipment of product (at a point in time). Currently, some contracts the Company enters into with customers are accounted for on a percentage of completion or milestone basis. For contracts with a significant amount of development and/or requiring the delivery of a minimal number of units, revenue and profit are recognized using the percentage of completion method, cost-to-cost method or a milestone to measure progress. For contracts that require the Company to produce a substantial number of similar items without a significant level of development, the Company currently records revenue and profit using the units- of-delivery method as the basis for measuring progress on the contract.

In April 2016, the FASB issued ASU 2016-10 Revenue from Contracts with Customers (Topic 606) (“ASU 2016- 10”). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2016-10 affect the guidance in ASU 2014-09, Revenue from Contracts with Customers which is not yet effective. The effective date and transition requirements of ASU 2016-10 are the same as the effective date and transition requirements of ASU 2014-09. They are effective prospectively for reporting periods beginning after December 15, 2017 and early adoption is not permitted. The Company is currently assessing the impact of the adoption of these amendments on its consolidated financial statements.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recently Issued Accounting Pronouncements - Continued

Revenue Recognition - Continued

In May 2016, the FASB issued Accounting Standards Update No. 2016-12. Revenue from Contracts with Customers (“Topic 606”). Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain narrow areas and some practical expedients. These amendments are effective at the same date as Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017 including interim reporting periods therein (i.e. January 1, 2018 for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. The Company is currently assessing the impact of the adoption of the amendments to Topic 606 and these amendments on its consolidated financial statements.

Under ASC 606, revenue will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). The Company may also have more performance obligations in our contracts under ASC 606, which may impact the timing of recording sales and operating profit, including those where sales recognition is deferred pending the incurrence of costs.

The Company has not completed its assessment of the effects of the New Revenue Standard, and has not determined whether adopting ASU 2014-09 will have a material effect on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842” or “ASU 2016-02”) which requires the recognition of lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements for both lessees and lessors. The new standard is effective January 1, 2019 for calendar year public companies and January 1, 2020 for all other companies, with early adoption permitted. The new standard currently requires the application of a modified retrospective approach to the beginning of the earliest period presented in the financial statements. The Company has not completed its assessment of the effects of the new lease standard, and has not determined whether adopting ASU No. 2016-02 will have a material effect on its consolidated financial statements. The Company plans to adopt the new standard effective January 1, 2019, concurrent with its Parent.

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (“Topic 605”) Revenue from Contracts with Customers (“Topic 606”) Leases (“Topic 840”) and Leases (“Topic 842”), which provides additional implementation guidance on the previously issued ASU 2016-02 Leases (“Topic 842”). The revenue standard is effective for annual periods beginning after December 15, 2017. ASU 2016-02 requires a lessee to recognize assets and liabilities on the balance sheet for lease terms greater than 12 months. ASU 2016-02 is effective for fiscal years and interim periods within those years beginning after December 15, 2018 and early adoption is permitted.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Subsequent Events

Pending Sale of the Company

On March 21, 2018, the Company’s Parent signed a Stock Purchase Agreement (“SPA”) to sell all of the outstanding shares of the Company to CPI Aerostructures, Inc. (“CPI”). In June 2018, the Company’s Parent terminated the sale to CPI. On October 3, 2018, the Parent entered into a stipulation with CPI to close the transaction in accordance with the terms of the SPA within three weeks after the receipt of the audited 2017 consolidated financial statements of the Company. The stipulation contemplates that the parties will enter into an amendment to the SPA incorporating the terms of the Stipulation into the SPA. On November 9, 2018, directing that the Parent and CPI enter into an amendment to the SPA which among other things confirms the parties’ obligations with respect to the delivery of the audited financial statements of the Company and obligation to close the transaction with 21 days thereafter. As of the date of the issuance of the accompanying financial statements, the parties have not yet entered into an amendment of the SPA. The sale is subject to certain other conditions including CPI obtaining financing for the amount of the purchase price.

Subsequent events have been evaluated through December 4, 2018, which is the date the financial statements were available to be issued.

NOTE 3. ACCOUNTS RECEIVABLE

The components of accounts receivable activity at December 31, 2017 are detailed as follows:

Accounts Receivable – Gross	$2,283,000
Allowance for Doubtful Accounts	(66,000)
Accounts Receivable, net	$2,217,000

The activity for allowance for doubtful accounts activity for the year ended December 31, 2017 is as follows:

	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions from Reserves	Balance at End of Year
Year ended December 31, 2017
Allowance for Doubtful Accounts	$(353,000)	$—	$287,000	$(66,000)

NOTE 4. INVENTORY

The components of inventory at December 31, 2017 consisted of the following:

Raw Materials	$2,811,000
Work In Progress	4,088,000
Finished Goods	2,345,000
Inventory Reserve	(1,671,000)
Total Inventory	$7,573,000

The activity for the reserve for inventory for the year ended December 31, 2017 was as follows:

	Balance at Beginning of Year	Additions to Reserve	Deductions from Reserves	Balance at End of Year
Year ended December 31, 2017
Reserve for Inventory	$(1,286,000)	$(385,000)	$—	$(1,671,000)

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 5. PROPERTY AND EQUIPMENT

The components of property and equipment at December 31, 2017 consisted of the following:

Machinery and Equipment	$1,860,000	5 - 8 years
Leasehold Improvements	469,000	Term of Lease
Furniture & Fixtures	127,000	5 - 8 years
Computers and Software	113,000	4 - 6 years
Total Property and Equipment	2,569,000
Less: Accumulated Depreciation	(1,691,000)
Property and Equipment, net	$878,000

Depreciation expense for the year ended December 31, 2017 was approximately $173,000.

Assets held under capitalized lease obligations of $39,000 are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense. Accumulated depreciation on these assets under capital leases was approximately $29,000 as of December 31, 2017.

NOTE 6. INTANGIBLE ASSETS

At December 31, 2017, the Company determined that its intangible assets were impaired and recorded an impairment charge against its intangible assets of $1,085,000 for the year ended December 31, 2017. In addition, the expense for amortization of the intangibles for the year ended December 31, 2017 was approximately $198,000, and was included in operating expenses. The Company’s intangible assets had consisted of values for customer relationships, trade names, technical know-how and non-compete agreements, with amortization periods between 5 to 20 years.

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The components of accounts payable and accrued expenses at December 31, 2017 are detailed as follows:

Accounts Payable	$1,919,000
Accrued Expenses	325,000
$2,244,000

NOTE 8. CAPITAL LEASE OBLIGATION AND OTHER DEBT

Capital Lease Obligation

The Company had one capital lease obligation as of December 31, 2017 in the amount of $11,000. As of December 31, 2017, there were nine remaining monthly payments of $ 1,300 remaining on the lease.

Other Debt

The Company’s Parent and its subsidiaries have a Loan Facility with PNC Bank secured by substantially all of the Company’s assets as well as the assets of the Parent and the Parent’s other subsidiaries. As of December 31, 2016, a portion of the bank debt totaling $689,000 was reflected as a liability on the Company’s books. During 2017, the balance reflected on the Company’s books of $3,789,000 was transferred to the Parent with a corresponding amount increasing Due to Parent.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 8. CAPITAL LEASE OBLIGATION AND OTHER DEBT – CONTINUED

Other Debt - Continued

As of December 31, 2017, the Parent was not in compliance with the financial covenants under the Loan Facility. On May 30, 2018, the Parent entered into an amendment of its Loan Facility with PNC Bank which provided for an extension of the Loan Facility to December 31, 2018 and that, among other things, waived the covenant violation at December 31, 2017 and March 31, 2018 and instituted new covenants. The Parent was in compliance with these covenants at March 31, 2018, June 30, 2018 and September 30, 2018.

During the year ended December 31, 2017, the Parent discovered that PNC Bank had been improperly calculating interest expense on a monthly basis since 2007. The result was a net overcharge to the Parent of approximately $1,500,000 through December 31, 2017. On a monthly basis, PNC Bank had allocated the Parent’s line of credit balances between each of the Parent’s subsidiaries, based on their individual entity balance. Some of these accounts held debit balances, while others carried credit balances. PNC charged interest to the Parent for its entities with debit balances without offsetting credit balances. This method of segregating the Parent’s debt balances by entity by PNC Bank has ceased. As of the date of the issuance of these consolidated financial statements, the Parent has recovered all of its identified overcharged interest and has not noted any further discrepancies and allocated these overcharges to each of its subsidiaries. The Company’s allocated portion was approximately $317,000. Interest expense in the statement of operations is shown net of this recovery. See Note 10.

NOTE 9. INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The following schedule sets forth the income tax expense for the year ended December 31, 2017:

Current Income Tax Expense
Federal	$—
State	—
Deferred Income Tax (Benefit) Expense
Federal	$—
State	—
Total (Benefit) Expense	$—

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 9. INCOME TAXES - CONTINUED

The components of net deferred tax assets at December 31, 2017 are set forth below:

Deferred tax assets
Current
Net operating losses	$1,622,000
Bad debts	16,000
Inventory – 263A adjustment	311,000
Total current deferred tax assets before valuation allowance	1,949,000
Valuation allowance	(1,949,000)
Total current deferred tax assets after valuation allowance	$—

Non-current
Deferred rent	$30,000
Inventory reserves	385,000
Property and equipment	602,000
Intangibles	1,119,000
Total non-current deferred tax assets	2,136,000
Valuation allowance	(2,136,000)
Total non-current deferred tax assets after valuation allowance	$—

Total deferred tax assets	$—

The Company has federal net operating loss carryforwards of approximately $5,533,000 to offset future taxable income, which expire between 2036 and 2037.

NOTE 10. RELATED PARTY TRANSACTIONS

As of December 31, 2017, WMI had a liability due to its Parent of $21,389,000 arising from loans and advances from the Parent, expenses paid by the Parent on behalf of the Company and an allocation of corporate expenses incurred by the Parent (as discussed below).

The Parent charges the Company a “corporate expense allocation” for corporate level expenses incurred by the Parent. The allocation is based on a ratio of sales for each of the Parent’s operating segments, and management believes such allocation methodology is reasonable. However, the expenses reflected in these consolidated financial statements may not be indicative of the actual expenses that would have been incurred during the year presented if the Company had operated as a separate stand-alone entity. Corporate allocation expense totaled $1,706,000 for 2017.

During 2017, the Company was also allocated a share of the Parent’s interest expense of $960,000, which was offset by an allocation of overcharged interest by the Parent’s lender of $317,000. The allocation is based on a ratio of the Company’s portion of net collateral to the Parent’s entire net collateral and management believes such allocation methodology is reasonable. However, the interest expense reflected in these consolidated financial statements may not be indicative of the actual expenses that would have been incurred during the year presented if the Company had operated as a separate stand-alone entity.

During 2017, the Company had sales to subsidiaries of the Parent (“Affiliates”) of approximately $324,000. The sales prices for these materials approximated the Company’s cost to produce. During 2017, the Company purchased approximately $9,000 of its materials from Affiliates. The purchase prices for these materials approximated the cost to the Affiliates.

As of December 31, 2017, the Company had receivables from Affiliates of $4,707,000.

The balances due to or from the Parent and Affiliates do not have any specified interest rate, repayment terms or maturity and are due on demand, and have been classified as a non-current assets and current liabilities, as applicable.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 11. EMPLOYEE BENEFITS PLANS

All Company employees, are covered under a co-employment retirement plan agreement between the Parent and Extensis Group.

The Company participates in the Parent’s defined contribution plans under Section 401(k) of the Internal Revenue Code (the “Plan”). Pursuant to the Plan, qualified employees may contribute a percentage of their pre-tax eligible compensation to the Plan. The Company does not match any contributions that employees may make to the Plan.

NOTE 12. COMMITMENT

Real Estate Leases

The Company leases its facilities under an operating lease agreement, which contains renewal options and escalation provisions. Rent expense was $656,000 for the year ended December 31, 2017. The Company is responsible for paying all operating costs under the terms of the leases. As of December 31, 2017, the aggregate future minimum lease payments are as follows:

For the year ending	Annual Rent
December 31, 2018	$585,000
December 31, 2019	576,000
December 31, 2020	593,000
December 31, 2021	611,000
December 31, 2022	629,000
Thereafter	2,033,000
Total Rents	$5,027,000

The lease provides for scheduled increases in base rent. Rent expense is charged to operations using the straight-line method over the term of the lease, which results in rent expense being charged to operations at inception of the lease in excess of required lease payments. This excess is shown as deferred rent in the accompanying consolidated balance sheet.

NOTE 13. CONTINGENCIES

Oxford Technologies Inc., d/b/a Oxford Industries commenced an action in the Superior Court, Judicial District of New Britain against Welding Metallurgy Inc., and Air Industries Group. The action seeks damages of approximately $ 227,000 allegedly for sales commissions. Air Industries Group has settled this action and assumed the liability for a compromised amount of $100,000 payable in twelve equal monthly installments of $8,333, and as such, no liability has been recorded as of December 31, 2017 on the Company’s books.

Peter Cook commenced an action against, among others, Rechler Equity B-2, LLC and Air Industries Group, in the Supreme Court State of New York, Suffolk County, seeking compensation in an undetermined amount for injuries suffered while leaving the premises occupied by Welding Metallurgy, Inc. Rechler Equity B-2, LLC, has served a Third Party Complaint in this action against Air Industries Group, Inc., and Welding Metallurgy, Inc. The action remains in the early pleading stage. The Company believes it is not liable to Mr. Cook and any amount it might have to pay would be covered by insurance. The Parent has referred this matter to its insurance carrier, which is defending the action. Neither WMI nor any of the Parent’s subsidiaries are a party to this action.

WELDING METALLURGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 13. CONTINGENCIES - CONTINUED

Contract Pharmacal Corp. commenced an action on October 2, 2018, relating to a sublease entered into between the Parent and Contract Pharmacal in May 2018 with respect to the property occupied by WMI at 110 Plant Avenue, Hauppauge, New York. In the action Contract Pharmacal seeks damages and an order directing that the Parent make all of the space referenced in the sublease available to Contract Pharmacal. The Parent disputes the validity of the claims asserted by Contract Pharmacal and believes that it has meritorious defenses to those claims and intends to contest the action vigorously. In connection with the potential sale of WMI, the Parent has been negotiating with Contract Pharmacal to resolve this action in return for delivery of the space to Contract Pharmacal upon expiration of the sublease to be entered into between the Company and WMI upon the sale of WMI to CPI. No liability has been recorded as of December 31, 2017 on the Company’s books.